EXHIBIT 2.2

               MERGER AGREEMENT AND PLAN OF REORGANIZATION DATED
              APRIL 24, 2002 BY AND AMONG NOXSO CORPORATION, NOXSO
                ACQUISITION CORP., AND CANO ENERGY CORPORATION,
                                   AS AMENDED












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                   MERGER AGREEMENT AND PLAN OF REORGANIZATION




                                 APRIL 24, 2002

                                  BY AND AMONG






                                NOXSO CORPORATION
                        A VIRGINIA CORPORATION ("NOXSO")




                             NOXSO ACQUISITION CORP.
                       A DELAWARE CORPORATION ("MERGERCO")



                                       AND


                             CANO ENERGY CORPORATION
                          A TEXAS CORPORATION ("CANO")



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         MERGER AGREEMENT AND PLAN OF REORGANIZATION  made as of the 24th day of
April 2002, by and among Cano Energy Corporation, a Texas corporation ("CANO"), having its principal place of business at 309 West Seventh Street, Suite 1600, Fort Worth, Texas 76102, Noxso Corporation, a Virginia corporation, having its principal place of business at 19 Maple Lane, Rhinebeck, New York 12572 ("NOXSO"), and Noxso Acquisition Corp., a newly formed Delaware corporation having its principal place of business at 19 Maple Lane, Rhinebeck, New York 12572 ("MERGERCO").

         WHEREAS, Noxso is authorized to issue 20,000,000 shares of common stock, par value $.01 per share (the "NOXSO COMMON STOCK"), of which 1,135,000 shares are issued and outstanding on the date hereof (the "OUTSTANDING NOXSO MERGER SHARES");

         WHEREAS, Cano is authorized to issue 50,000,000 shares of its common stock, par value $.001 per share (the "CANO COMMON STOCK"), of which 14,110,875 shares are issued and outstanding as of the date hereof and 25,000,000 shares of preferred stock, par value $.001 per share, of which none are outstanding as of the date hereof (the "CANO PREFERRED Stock");

         WHEREAS, Mergerco is a wholly-owned subsidiary of Noxso and is authorized to issue 100 shares of its common stock, $.01 par value (the "MERGERCO SHARES"), all of which Mergerco Shares are owned by Noxso;

         WHEREAS, neither Cano, Mergerco nor Noxso has outstanding any options, warrants or other securities convertible and/or exercisable into any of their respective securities;

         WHEREAS, Noxso intends to conduct a private placement (the "PRIVATE PLACEMENT") of its securities exclusively to accredited investors in a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to Rule 506 and Regulation D promulgated thereunder, pursuant to which it will sell in the Private Placement shares of Noxso Common Stock at a purchase price of $1.00 per share on a $1,000,000 minimum best efforts basis;

         WHEREAS, following the closing of the Merger and the Private Placement and based upon certain assumptions set forth in Section 1(g)(1)(i)(ii) of this Agreement, the issued and outstanding Noxso Common Stock shall be owned as follows: 7.5% of the issued and outstanding (assuming $2,000,000 or less of gross proceeds is received by Noxso in the Private Placement), shall be owned by current Noxso shareholders (the "OLD NOXSO SHAREHOLDERS"), and 92.5% of the issued and outstanding Noxso Common Stock (assuming $2,000,000 or less of gross proceeds is received by Noxso in the Private Placement), shall be owned by current shareholders of Cano and purchasers In the Private Placement (collectively, the NEW NOXSO SHAREHOLDERS");

         WHEREAS, if in the Private Placement Noxso sells more than $2,000,000 of gross proceeds of Noxso Common Stock, all issuances of Noxso Common Stock in the Private Placement representing shares issued for sales in excess of $2,000,000 shall dilute the 92.5% and 7.5% ownership interests of the New Noxso Shareholders and the Old Noxso Shareholders;

         WHEREAS, the respective Boards of Directors of Noxso and Mergerco deem it advisable and generally to the advantage and welfare of Cano and Mergerco and their respective

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shareholders  that Mergerco  be  merged with and  into Cano under  the terms and conditions hereinafter set forth (the "MERGER"), the Merger to be effected pursuant to the Texas Business Corporation Act (the "TBCA") and Delaware General Corporation Law (the "DGCL"), and to be a tax free reorganization under SECTION 368(A)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

         1.     VOTE ON MERGER

                (a) As soon as practicable after the date hereof, Cano shall obtain the required approval of its shareholders to the Merger in accordance with the TBCA.

                (b) As soon as practicable after the date hereof, Mergerco shall obtain the written consent of its shareholder to approve the Merger in accordance with DGCL.

                (c) If the Merger is approved by the shareholders of Cano and Mergerco in accordance with the laws of the States of Texas and Delaware, subject to the further conditions and provisions of this Agreement, a closing of the transactions contemplated by this Agreement shall be held (the "CLOSING"), and a certificate of merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretaries of State of the States of Texas and Delaware as promptly as possible thereafter. The certificate of merger (the "CERTIFICATE OF MERGER") so filed shall be in the form as the Boards of Directors of Cano and Mergerco shall mutually approve. The date and time that such Certificate of Merger is accepted for filing by the Secretaries of State of the States of Texas and Delaware shall be the "EFFECTIVE TIME."

                (d) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Cano and Mergerco shall vest in Cano as the surviving corporation in the Merger (referred to hereinafter sometimes as the "SURVIVING CORPORATION"), and all debts, liabilities and duties of Cano and Mergerco shall become the debts, liabilities and duties of the Surviving Corporation.

                (e)    ARTICLES OF INCORPORATION; BY-LAWS

                       (1) At the Effective Time, the Articles of Incorporation of Cano, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation.

                       (2) The By-Laws of Cano, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the By-Laws of the Surviving Corporation until thereafter amended.

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                (f)    DIRECTORS  AND  OFFICERS.  The  initial  directors of the
Surviving Corporation shall be the directors of Cano immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Cano immediately prior to the Effective Time, until their respective successors are duly appointed. At the Closing, (i) the directors of Cano immediately prior to the Effective Time shall be appointed as new directors of Noxso and the existing directors of Noxso shall resign, and (ii) the officers of Cano shall become the officers of Noxso and the existing officers of Noxso shall resign.

                (g) EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Mergerco, Cano or the holders of any of the following securities, the following shall occur:

                       (1) CONVERSION OF CANO COMMON STOCK; ISSUANCE TO OLD NOXSO SHAREHOLDERS OF ADDITIONAL NOXSO COMMON STOCK. Each share of Cano Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and automatically converted (subject to SECTIONS 1(H)(4) AND 1(H)(5)) into the right to receive such number of shares (the "EXCHANGE RATIO") of Noxso Common Stock (the "NOXSO MERGER SHARES"), upon surrender of the certificate representing such share of Cano Common Stock in the manner provided in SECTION 1(H)(3) (or in the case of a lost, stolen or destroyed certificate), upon delivery of an affidavit (and bond, if required) in the manner provided in SECTION 1(H)(3)), so that assuming (i) $2,000,000 or less of shares of Noxso Common Stock are sold in the Private Placement, and (ii) Noxso uses $275,000 of the net proceeds in the Private Placement to repay the $275,000 aggregate principal amount of its outstanding notes (the "PURCHASE NOTES") issued by Noxso to evidence the prior repurchase of outstanding Noxso Common Stock from certain Old Noxso Shareholders (A) the Old Noxso Shareholders shall own 7.5% of the issued and outstanding Noxso Common Stock, and (B) the New Noxso Shareholders shall own 92.5% of the issued and outstanding Noxso Common Stock. The 7.5% and the 92.5% are collectively hereinafter referred to as the "POST-MERGER OWNERSHIP PERCENTAGES." Notwithstanding anything to the contrary provided herein or elsewhere, to ensure that the Post-Merger Ownership Percentage of 7.5% for the Old Noxso Shareholders is not diluted as a result of the issuance of shares of Noxso Common Stock in the Private Placement to raise up to the initial $2,000,000 of gross proceeds, if the 860,000 shares of Noxso Common Stock owned by Old Noxso Shareholders would represent less than 7.5% of the outstanding Noxso Common Stock following the closing of the Merger and the issuance at any closing of the Private Placement of such number of shares of Noxso Common Stock necessary so as to raise the initial $2,000,000 of gross proceeds, then, at each closing of the Private Placement where shares of Noxso Common Stock are issued to raise up to the initial $2,000,000 of gross proceeds, Noxso shall issue to the Old Noxso Shareholders, on a proportionate basis to their percentage ownership interests, such number of shares of Noxso Common Stock so that such Old Noxso Shareholders will own in the aggregate 7.5% of the issued and outstanding Noxso Common Stock ("ANTI-DILUTION SHARE ISSUANCES"); PROVIDED, HOWEVER, that the Old Noxso Shareholders shall not receive any Anti-Dilution Share Issuances of Noxso Common Stock for issuances of Noxso
Common Stock in the Private Placement to raise in excess of the initial $2,000,000 of gross proceeds.

                       (2) CAPITAL STOCK OF MERGERCO. Each share of Common Stock, $0.01 par value per share, of Mergerco (the "MERGERCO COMMON STOCK") issued and outstanding

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immediately  prior to the  Effective  Time shall be  converted  into one validly issued, fully paid and non-assessable share of Common Stock, $.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Mergerco Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                       (3) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Noxso Merger Common Stock or Cano Common Stock), reorganization, recapitalization, reclassification or other like change with respect to any Noxso Merger Shares or Cano Common Stock occurring on or after the date hereof and prior to the Effective Time.

                       (4) FRACTIONAL SHARES. No fraction of a Noxso Merger Share will be issued by virtue of the Merger, but in lieu thereof the number of shares of Noxso Merger Shares shall be rounded to the nearest whole number.

                (h)    SURRENDER OF CERTIFICATES.

                       (1) EXCHANGE AGENT. Interwest Transfer Company, Inc., Noxso's Transfer Agent shall act as the exchange agent (the "EXCHANGE AGENT") in the Merger.


                       (2) NOXSO TO PROVIDE MERGER SHARES. As promptly as practicable after the Effective Time, Noxso shall make available to the Exchange Agent for exchange in accordance with this ARTICLE 1, that number of Noxso Merger Shares as is issuable pursuant to SECTION 1(G)(1) in exchange for outstanding shares of Cano Common Stock and any dividends or distributions to which holders of shares of Cano Common Stock may be entitled pursuant to SECTION 1(H)(4).

                       (3) EXCHANGE PROCEDURES. As soon as practicable, after the Effective Time, Noxso shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which, immediately prior to the Effective Time, represented outstanding shares of Cano Common Stock whose shares were converted into the right to receive Noxso Merger Shares pursuant to this Agreement (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Noxso may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Noxso Merger Shares and any dividends or other distributions pursuant to SECTION 1(H)(4). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Noxso, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole Noxso Merger Shares into which their shares of Cano Common Stock were converted at the Effective Time and any dividends or distributions payable pursuant to SECTION 1(H)(4), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to SECTION 1(H)(4) as to the payment of dividends, to evidence

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only the  ownership  of the number of full Noxso  Merger  Shares into which such shares of Cano Common Stock shall have been so converted and any dividends or distributions payable pursuant to SECTION 1(H)(4).

                       (4) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES AND ADDITIONAL MERGER CONSIDERATION. No dividends or other distributions declared or made after the date of this Agreement with respect to Noxso Merger Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Noxso Merger Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing whole Noxso Merger Shares issued in exchange therefor along with the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole Noxso Merger Shares.

                       (5) TRANSFER OF OWNERSHIP. If Noxso Merger Shares are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Noxso or any agent designated by it any transfer or other taxes required by reason of the issuance of Noxso Merger Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Noxso or any agent designated by it that such tax has been paid or is not payable.

                       (6) REQUIRED WITHHOLDING. Each of the Exchange Agent, Noxso and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Cano Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                       (7) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1(H)(7), neither the Exchange Agent, Noxso, the Surviving Corporation nor any party hereto shall be liable to a holder of Noxso Merger Shares or Cano Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (i) NO FURTHER OWNERSHIP RIGHTS IN SHARES OF CANO COMMON STOCK. All Noxso Merger Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Cano Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Cano Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this ARTICLE 1.

                (j) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Noxso Merger Shares into which the shares of Cano Common Stock represented by such Certificates were converted pursuant to SECTION 1(G) and any dividends or distributions payable pursuant to SECTION 1(H)(4); PROVIDED, HOWEVER, that Noxso may, in its discretion and as a condition precedent to the issuance of such certificates representing the Noxso Merger Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Noxso, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                (k) TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of SECTION 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of SECTION 1.368-2(G) and SECTION 1.368-3(A) of the United States Income Tax Regulations.

                (l) TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Cano and Mergerco, then Cano and Mergerco will cause their respective current officers to take all such lawful and necessary action. Noxso shall cause Mergerco to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                (m) EXPENSE PAYMENT. Upon execution of this Agreement, Cano shall loan to Noxso $35,000 (the "$35,000 LOAN"), which shall be used together with $40,000 from the Private Placement net proceeds to pay all Liabilities (as defined in SECTION 4(H) of this Agreement) of Noxso, so that at the Effective Time neither Noxso nor Mergerco shall have any Liabilities. The $35,000 Loan shall be repaid from the net proceeds of the Private Placement.

         2.     REPRESENTATIONS AND WARRANTIES BY CANO.

                (a) Cano is a duly organized and validly existing corporation in good standing under the laws of the State of Texas, authorized to issue 50,000,000 shares of Cano Common Stock and 25,000,000 shares of Cano Preferred Stock. At the Closing, there will be issued and outstanding 14,110,875 shares of Cano Common Stock, all of which will be fully paid and non-assessable. SCHEDULE 2(A) attached hereto sets forth the name and amount of shares of Cano Common Stock owned by each Cano shareholder. There are no issued or outstanding rights, options or warrants to purchase Cano Common Stock or any issued or outstanding securities of any nature convertible into Cano Common Stock. The issued and outstanding shares of Cano Common Stock have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                (b) Cano has full power and authority to enter into this Agreement and, subject to obtaining the approval of its shareholders, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Cano. This Agreement has been duly executed and delivered by Cano and constitutes a valid and binding obligation of Cano, enforceable against Cano in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                (c) Cano is qualified as foreign corporations in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Cano (a "CANO MATERIAL ADVERSE EFFECT").

                (d) The financial statements of Cano, consisting of its opening balance sheet at February 1, 2001, together with accompanying notes, have been audited by independent public accountants and fairly present the financial position, results of operations and other information purported to be shown therein of Cano, at the date and for the respective periods to which they apply. The unaudited financial statements of Cano, consisting of its balance sheet at December 31, 2001, its statement of operations, statement of stockholders' equity and statement of cash flows for the eleven (11) months ended December 31, 2001, have been prepared in accordance with generally accepted accounting principles, have been adjusted for all normal and recurring accruals, and fairly present the financial position, results of operations and other information purported to be shown therein of Cano, at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of Cano are hereinafter referred to as the "CANO FINANCIAL STATEMENTS." The Cano Financial Statements have been delivered to Noxso.

                (e) The business of Cano has only been operated in the ordinary course. There has not been any material change in the financial condition of Cano from that set forth in the Cano Financial Statements.

                (f)     Cano  does  not  have  any  material direct  or indirect
indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES") of a kind required by generally accepted accounting principles ("GAAP") to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Cano Financial Statements. Cano does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (i) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Cano Financial Statements that are consistent with past practice and are included in the latest Cano Financial Statements, (ii) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Cano Financial Statements, or (iii) as specifically disclosed in the Cano Financial Statements.

                (g) All federal, state, county and local income, excise, property and other material tax returns required to be filed by Cano have been filed and all required taxes, fees assessments have been paid or an adequate reserve therefor has been set up in the Cano Financial Statements. All tax returns filed by Cano are true, correct and complete. The income tax returns

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

of Cano have never been audited by any authority empowered to do so, where any such audit could reasonably be expected to have a Cano Material Adverse Effect. All taxes required by law to be withheld or collected have been so withheld or collected and, to the extent required, paid to the proper governmental body.

                (h) Cano has good and marketable title in all material respects to all its furniture, fixtures, equipment and other owned assets and such assets are owned free and clear of all material security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

                (i) All of the agreements, contracts, and commitments of Cano are in full force and effect, and, to the best of Cano's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

                (j) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Cano which could reasonably be expected to have a Cano Material Adverse Effect or which challenge the validity or propriety of the transactions contemplated by this Agreement and, to Cano's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Cano is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a Cano Material Adverse Effect.

                (k) As of the date hereof, Cano has not issued or committed itself to issue, and prior to the Closing will not issue or commit itself to issue any additional common shares or any options, rights, warrants, or other securities convertible into common shares.

                (l) Since inception, Cano has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply could not reasonably be expected to have a Cano Material Adverse Effect. Cano has all licenses, permits, orders, and approvals from all governmental bodies required for the conduct of its businesses and is not in violation of any such license, permit, order, or approval, where the lack of such license, permit, etc. would have a Cano Material Adverse Effect. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation thereof has been threatened.

                (m) The payment of all compensation to officers and directors of Cano, as well as all loans to or transactions with officers and directors of Cano have been reflected in the Cano Financial Statements.

                (n) Since December 31, 1996, neither Cano, nor any promoter, officer or director of Cano nor any person intended to become an officer or director of Cano, has been the subject of:

                       (1) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within five years before the time of such filing, or any corporation or business association of which he was an executive officer at or within five years before the time of such filing;

                       (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                       (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                              (i)   Acting  as  a futures  commission  merchant,
introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                              (ii)    Engaging in any type of business practice;
or

                              (iii)   Engaging  in any  activity  in  connection
with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                       (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in the preceding subparagraph, or to be associated with persons engaged in any such activity;

                       (5) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "COMMISSION") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                       (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities laws, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                (o) Except for the consent and approval of the shareholders of Mergerco and Cano and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Cano of this Agreement and (ii) the consummation by Cano of the Merger and the other transactions contemplated hereby.

                (p) Cano does not know of any person who rendered any service in connection with the introduction of Noxso, Mergerco or Cano to each other, and knows of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                (q) The execution and delivery by Cano of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Cano will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other material agreement, instrument or Contract to which Cano is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of Cano, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Cano or any of its business or properties, which conflict, breach or default could reasonably be expected to have a Cano Material Adverse Effect.

                (r) All information provided and/or to be provided in writing by Cano regarding Cano expressly for use in the private placement memorandum (the "MEMORANDUM"), to be used in connection with the Private Placement shall be true, complete and accurate in all material respects and there shall be no omissions of material fact necessary to make the statements and information therein in light of the circumstances in which made not misleading.

                (s) Cano is in compliance with all applicable published rules and regulations (and applicable standards and requirements) of the United States Environmental Protection Agency (the "EPA"), and of any similar state agencies of the State of Texas. There is no suit, claim, action or proceeding now pending before any court, governmental agency or board, or other forum, nor is any of the same threatened by any person or entity; and, there is no fact or circumstances actually known to Cano which could reasonably be anticipated to be the basis for any such suit, claim, action or proceeding for (i) non-compliance by Cano with any environmental law, rule, regulation or requirement, or (ii) relating to the release or threatened release into the environment by the Cano of any pollutant, toxic or Hazardous Materials, oil, or waste generated by Cano. Cano has not released any Hazardous Materials (as hereinafter defined) at any site owned or leased by Cano or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. For purposes of this SECTION 4(S), "HAZARDOUS MATERIALS" shall mean and include any solid, hazardous or toxic waste, substance or material as defined in the United States Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substance Control Act; the Comprehensive Environmental Response, Compensation, and Liability Act; applicable state laws for the protection of the environment, and the regulations promulgated under any of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES RELATING TO MERGERCO. Noxso and Mergerco, jointly and severally represent and warrant follows:

                (a) Mergerco is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Mergerco Shares. The issued and outstanding capital stock of Mergerco consists only of the Mergerco Shares all of which are fully paid and non-assessable and which are owned by Noxso. There are no issued or outstanding rights, options or warrants to purchase Mergerco Shares or any issued or outstanding securities of any nature convertible into Mergerco Shares. The Mergerco Shares have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                (b) Mergerco has been organized solely for the purpose of consummating the Merger and, since its inception, Mergerco has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

                (c) Mergerco has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Boards of Directors of Noxso and Mergerco, and by the shareholder of Mergerco. This Agreement has been duly executed and delivered by Mergerco, and constitutes a valid and binding obligation of Mergerco, enforceable against Mergerco in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                (d) Mergerco is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Mergerco (a "MERGERCO MATERIAL ADVERSE EFFECT"). The business of Mergerco does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act and the Investment Advisers Act of 1940, each as amended.

                (e)    Mergerco has no subsidiaries.

                (f) Except in connection with the Merger, Mergerco has had no business and no financial or other transactions of any nature whatsoever.

                (g) Mergerco has no liabilities (including, but not limited to, tax liabilities) nor are there any claims against Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured).

                (h) All federal, state, county and local income, excise, property or other tax returns required to be filed by Mergerco have been filed and all required taxes, fees or assessments have been paid.

                (i) Mergerco has no fixtures, furniture, equipment, inventory or accounts receivable.

                (j)    Mergerco has no Contracts or commitments to which it is a
party,   except  for  this  Agreement  and  other   documents  and   instruments
contemplated hereby in connection with the Merger.

                (k) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and Noxso's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Mergerco. Mergerco is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a Mergerco Material Adverse Effect.

                (l) Since the inception of Mergerco there have been (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Mergerco; (ii) no loans made to or any transactions with any officer or director of Mergerco; (iii) no dividends or other distributions declared or paid by Mergerco; and (iv) no purchase by Mergerco of any Mergerco Shares.

                (m) Since its inception, Mergerco has not issued or committed itself to issue, and until after the Effective Time will not issue or commit itself to issue any Mergerco Shares or any options, rights, warrants, or other securities convertible into Mergerco Shares except for the issuance of the Mergerco Shares to Noxso.

                (n) Mergerco has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.

                (o) Since its inception, Mergerco has in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations except where the failure to so comply could not reasonably be expected to have a Mergerco Material Adverse Effect.

                (p) Since December 31, 1996, no officer or director of Mergerco has been the subject of:

                       (1) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                       (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                       (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                             (i)    Acting  as a  futures  commission  merchant,
introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                             (ii)  Engaging in any type of business practice; or

                             (iii)   Engaging in any activity in connection with
the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                       (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                       (5) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                       (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                (q) Mergerco has no pension plan, profit sharing or similar employee benefit plan.

                (r) Except for the consent and approval of the shareholders of Mergerco and Cano and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Mergerco of this Agreement and (ii) the consummation by Mergerco of the Merger and the other transactions contemplated hereby.

                (s) Mergerco knows of no person who rendered any service in connection with the introduction of Noxso, Mergerco or Cano to each other, and that they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                (t)    Mergerco has no employees.

                (u) The execution and delivery by Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Mergerco will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Mergerco is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of Mergerco, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Mergerco or any of its business or properties, which conflict, breach or default could reasonably be expected to have a Mergerco Material Adverse Effect.

                (v) All information provided and/or to be provided in writing by Mergerco and/or Noxso regarding Mergerco for expressly for use in the private placement memorandum

(the "MEMORANDUM"), to be used in connection with the Private Placement shall be true, complete and accurate in all material respects and there shall be no omissions of material fact necessary to make the statements and information therein in light of the circumstances in which made not misleading.

         4. REPRESENTATIONS AND WARRANTIES RELATING TO NOXSO. Noxso and Mergerco, jointly and severally, represent and warrant as follows:

                (a) Noxso is a duly organized and validly existing corporation in good standing under the laws of the State of Virginia, authorized to issue only 20,000,000 shares of Noxso Common Stock and no shares of preferred stock. Immediately prior to the Effective Time and the issuance of any securities in or in connection with the Merger, there will be issued and outstanding 1,135,000 shares of Noxso Common Stock, all of which will be fully paid and non-assessable (the "OUTSTANDING NOXSO MERGER SHARES"). SCHEDULE 4(A) attached hereto sets forth the name and amount of shares of Noxso Common Stock owned by each Noxso shareholder. Except as contemplated to be issued in the Merger and disclosed in this Agreement, there are no issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of Noxso Common Stock or any issued or outstanding securities of any nature convertible into shares of Noxso Common Stock. The issued and outstanding shares of Noxso Common Stock have all been issued pursuant to an effective registration statement or an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                (b) Since June 4, 1997, the business of Noxso has been limited solely to the search for an acquisition or merger partner and, except for transactions related thereto or related to its status as a publicly held company, it has not engaged in any other business or activity.

                (c) Noxso has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Noxso. This Agreement has been duly executed and delivered by Noxso and constitutes a valid and binding obligation of Noxso enforceable against Noxso in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                (d) Noxso is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Noxso (a "NOXSO MATERIAL ADVERSE EFFECT"). The business of Noxso does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                (e)    Noxso has no subsidiaries except for Mergerco.

                (f) The financial statements of Noxso, consisting of its balance sheet as at March 31, 2001, and its statement of operations, its statement of stockholders' equity and its statement of cash flows for the fiscal year ended March 31, 2001, all together with accompanying notes, as set forth in Noxso's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, have been audited by independent public accountants and fairly present the financial position, results of operations and other information purported to be shown therein of Noxso, at the date and for the respective periods to which they apply. The unaudited financial statements of Noxso, consisting of its balance sheet as at December 31, 2001 and 2000, its statement of income, statement of stockholders' equity and statement of cash flows for the nine months ended December 31, 2001, as set forth in Noxso's
Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001 (the "DECEMBER 31, 2001 FORM 10-QSB," and collectively with the Form 10-KSB and Noxso's quarterly reports on Form 10-QSB for the quarters ended June 30, 2001 and September 30, 2001 (the "SEC REPORTS")), have been prepared in accordance with generally accepted accounting principles, have been adjusted for all normal and recurring accruals, and fairly present the financial position, results of operations and other information purported to be shown therein of Noxso, at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of Noxso are hereinafter referred to as the "NOXSO FINANCIAL STATEMENTS." The Noxso Financial Statements have been delivered to Cano.

                (g) The business of Noxso, as described in the SEC Reports, has only been operated in the ordinary course. There has not been any material change in the financial condition of Noxso from that set forth in the December 31, 2001 Form 10-QSB.

                (h) Taking into account the payment of $75,000 of Liabilities (as defined below) from (i) the $35,000 Loan to be made upon execution of this Agreement, and (ii) $40,000 from the Private Placement, there are, and at the Effective Time will be, no indebtedness, obligations or any liabilities of any kind (including, but not limited to, tax liabilities, legal fees, consulting fees, accrued salaries, accounting fees) or claims against Noxso and/or Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) (collectively, "LIABILITIES"). SCHEDULE 4(H), annexed hereto, lists as of the date hereof all Liabilities of Noxso (including contingent) and the exact name and address of the persons owed funds to and the exact amount of funds so owed.

                (i) All federal, state, county and local income, excise, property and other material tax returns required to be filed by Noxso and Mergerco have been filed and all required taxes, fees assessments have been paid or an adequate reserve therefor has been set up in the Noxso Financial Statements. All tax returns filed by Noxso and Mergerco are true, correct and complete. The income tax returns of Noxso have never been audited by any authority empowered to do so, where any such audit could reasonably be expected to have a Noxso Material Adverse Effect. All taxes required by law to be withheld or collected have been so withheld or collected and, to the extent required, paid to the proper governmental body.

                (j) Noxso has no fixtures, furniture, equipment, inventory or accounts receivable.

                (k) Noxso has no material Contracts to which it is a party, except those between the parties hereto, and as described in the SEC Reports.

                (l) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Noxso, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and Noxso's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Noxso is not a party to or bound by any order, judgment or decree which will, or might reasonably be expected to have a Noxso Material Adverse Effect.

                (m) There have been: (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Noxso; (ii) no cash dividends or other cash distributions declared or paid by Noxso; and (iii) no purchase by Noxso of any Noxso Merger Shares.

                (n) As of the date hereof, Noxso has not issued or committed itself to issue, and prior to the Effective Time will not issue or commit itself to issue any additional common shares (other than the Noxso Merger Shares) or any options, rights, warrants, or other securities convertible into common shares, except as expressly contemplated in writing by this Agreement.

                (o) Noxso has furnished to Cano true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) each Quarterly Report on Form 10-QSB and (ii) each Annual Report on Form 10-KSB issued by Noxso since March 31, 1999. None of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading a the time of such filings. None of the documents and/or orders set forth in this SECTION 4(O) has been amended, altered and/or otherwise changed.

                (p) Noxso has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.

                (q) Since its inception, Noxso has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

                (r) Except as set forth in the SEC Reports or otherwise disclosed in writing to Cano, there are no loans, leases or other contracts outstanding between Noxso and any officer or director of Noxso or any person related to any officer or director of Noxso.

                (s) Since December 31, 1996, no officer, promoter, control person, affiliate or director of Noxso and/or Mergerco has been the subject of:

                       (1) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                       (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                       (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                              (i)   Acting  as a  futures  commission  merchant,
introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                              (ii)    Engaging in any type of business practice;
or

                              (iii)   Engaging  in  any  activity  in connection
with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                       (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                       (5) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                       (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.

                (t) Noxso has no pension plan, profit sharing or similar employee benefit plan.

                (u) Except for the consent and approval of the shareholders of Mergerco and Cano and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Noxso of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

                (v) Noxso knows of no person who rendered any service in connection with the introduction of Noxso, Mergerco or Cano to each other, which is being compensated through a separate agreement between itself and Cano, and they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                (w) None of the information supplied or to be supplied by or about Noxso for inclusion in the Memorandum concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                (x)    Noxso  is in  compliance  with all  applicable  published
rules and regulations (and applicable standards and requirements) of the United States Environmental Protection Agency (the "EPA"), and of any similar state agencies of the State of Virginia. There is no suit, claim, action or proceeding now pending before any court, governmental agency or board, or other forum, nor is any of the same threatened by any person or entity; and, there is no fact or circumstances actually known to Noxso which could reasonably be anticipated to be the basis for any such suit, claim, action or proceeding for (i) non-compliance by Noxso with any environmental law, rule, regulation or requirement, or (ii) relating to the release or threatened release into the environment by the Noxso of any pollutant, toxic or Hazardous Materials, oil, or waste generated by Noxso. Noxso has not released any Hazardous Materials (as hereinafter defined) at any site owned or leased by Noxso or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. For purposes of this SECTION 4(X), "HAZARDOUS MATERIALS" shall mean and include any solid, hazardous or toxic waste, substance or material as defined in the United States Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substance Control Act; the Comprehensive Environmental Response, Compensation, and Liability Act; applicable state laws for the protection of the environment, and the regulations promulgated under any of the foregoing.

                (y) In connection with the bankruptcy proceeding of Noxso in the United States Bankruptcy Court for the Eastern District of Tennessee, Chattanooga Division (the "BANKRUPTCY COURT"), the Bankruptcy Court's "Order Approving Disclosure Statement and Confirming Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code" entered December 9, 1999 (the "APPROVING ORDER"), which, among other items (i) confirms Noxso's Second Plan of Reorganization with Modifications Through December 2, 1999, filed with the Bankruptcy Court on December 7, 1999 (the "SECOND PLAN"), and (ii) approves Noxso's Disclosure Statement With Respect to the Second Plan of Reorganization dated October 27, 1999 and filed with the Bankruptcy Court on October 27, 1999 (the "SECOND DISCLOSURE STATEMENT") is a final order of the Bankruptcy Court and since the date the Approving Order was issued by the Bankruptcy Court has not been directly and/or indirectly appealed, modified, amended and/or in any way changed. Noxso has complied with the Approving Order, the Second Plan and Second Disclosure Statement in all respects and has not violated and is not now in violation of the Approving Order and/or the Second Plan. (z) The execution and delivery by Noxso of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Noxso will not conflict with, result in a breach of or constitute default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Noxso is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the by-laws of Noxso, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Noxso or any of its business or properties.

                (aa) Noxso is and will at all times through and include the date of the Closing of the Merger, be in compliance and comply with all rules and regulations of the Federal Securities laws including, but not limited to, the filing of all reports to be required thereunder.

                (bb) Noxso's Common Stock is eligible for quotation and is quoted under the symbol "NXSO" on the NASD Bulletin Board and knows of no facts, circumstances and/or other events that could lead to the Noxso Common stock being no longer eligible for quotation on the NASD Bulletin Board.

         5. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the Effective Time, Cano, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the constituent corporations; all debts due to either of the constituent corporations on whatever account shall be vested in Cano; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the constituent corporations shall be as effectively the property of Cano as they were of the respective constituent corporations; the title to any real estate by deed or otherwise in either of the constituent corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in Cano; all rights of creditors and all liens upon any property of either of the constituent corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; all debts, liabilities, and duties of the respective constituent corporations shall thenceforth attach to Cano and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

         6.     REASONABLE EFFORTS; NOTIFICATION.

                (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and (ii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                (b) Each of Cano, Mergerco and Noxso shall give prompt notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of such party to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in SECTIONS 8 AND 9 could reasonably be expected to not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         7. FURTHER ASSURANCES OF TITLE. As and when requested by Cano or by its successors or assigns, Mergerco shall execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as Cano may deem necessary or desirable in order to invest in and confirm to Cano title to and possession of its property acquired by Cano by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of Mergerco and Cano are fully authorized in the name of Mergerco, Cano or otherwise to take any and all such action.

         8. CONDITIONS TO OBLIGATIONS TO MERGERCO AND NOXSO. The obligation of Mergerco and Noxso to consummate the Merger is subject to satisfaction of the following conditions prior to the Effective Time:

                (a) That Noxso, the sole shareholder of Mergerco, shall by written consent in accordance with Virginia and Delaware law, duly approve the Merger.

                (b) That Cano shall have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with, and that the representations and warranties made by Cano in this Agreement are true and correct in all material respects, both when made and as of the Effective Time subject to Cano making such modifications to the Cano Disclosure Schedule as may be necessary provided that no such modification shall constitute an Cano Material Adverse Effect.

                (c) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of Cano, including by required consent and/or vote of the Cano shareholders, and that corporate votes and/or resolutions to that effect in form and substance reasonably satisfactory to Mergerco and its counsel have been delivered to Mergerco.

                (d) That shares of Noxso Common Stock have been purchased by Noxso for $275,000 in the aggregate and the Purchase Notes are paid by Noxso with net proceeds from the Private Placement.

                (e) That net proceeds of $40,000 from the Private Placement have been used together with the $35,000 Loan to pay all outstanding Liabilities of Noxso, so that at the Effective Time neither Noxso nor Mergerco has any outstanding Liabilities.

                (f) That Noxso shall have sold at least $1,000,000 of gross proceeds of shares of Noxso Common Stock in the Private Placement.

                (g) That Noxso shall have filed a statement pursuant to Rule 14f-1 under the Securities Exchange Act of 1934 at least ten (10) days prior to the Effective Date.

                (h) That Robert Long shall have obtained an irrevocable option to buy the Noxso Merger Shares to be received by the Cano shareholders in the Merger for an aggregate purchase price of $175,000. Such option shall be exercisable only in the event that Noxso's consolidated balance sheet for either
(i) the quarter ending June 30, 2003, or (ii) at any date prior to June 30, 2003 (regardless of whether Noxso's consolidated balance sheet reflects after any such date total consolidated assets of less than $5,000,000) does not reflect total consolidated assets of at least $5,000,000.

                (i) That all of the Cano shareholders shall have acknowledged that the Noxso Merger Shares are restricted securities under the Securities Act and represent that such Cano shareholder (i) is acquiring the Noxso Merger Shares for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from Noxso its filings with the Commission and all other information that he has deemed necessary to make an informed investment decision with respect to an investment in Noxso in general and the Noxso Merger Shares in particular; (iii) is financially able to bear the economic risks of an investment in Noxso; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the Noxso Merger Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Noxso Merger Shares. Such acknowledgment shall also indicate that each Cano shareholder understands and agrees that the certificates evidencing the Noxso Merger Shares shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the Noxso Merger Shares will not be transferable except under an effective registration statement under the Securities Act or in accordance with available exemptions from registration under the Securities Act.

                (j) Compliance with the provisions of this SECTION 8 shall be evidenced by the certificate of the President and Secretary of Cano.

         9. CONDITIONS TO OBLIGATIONS OF CANO. The obligations of Cano to consummate the Merger are subject to satisfaction of the following conditions prior to the Effective Time:

                (a) That the shareholders of Cano, in accordance with Texas law, shall have approved the Merger.

                (b) That none of the shareholders of Cano shall have asserted dissenter's rights.

                (c) That the Boards of Directors and Officers of Noxso and Mergerco shall have resigned and are replaced by those designated by Cano.

                (d) That no material transactions shall have been entered into by Mergerco or Noxso other than transactions in the ordinary course of business since December 31, 2001, except for those transactions contemplated by this Agreement.

                (e) That no material adverse change shall have occurred in the financial condition of either Mergerco or Noxso since December 31, 2001.

                (f) That Mergerco and Noxso shall each have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with and that the representations and warranties made by Mergerco and Noxso herein are true and correct in all material respects, both when made and as of the Effective Time.

                (g) That Noxso shall have complied fully with the applicable securities or "blue sky" laws of any state or other governmental body in connection with the Merger.

                (h) That Noxso and Mergerco shall provide to Cano executed documentation from all persons owed funds by Noxso, which documentation shall be in form and substance satisfactory to Cano's counsel, that evidence that no Liabilities exist.

                (i) That Cano shall have received an opinion from counsel to Mergerco and Noxso in substantially the form of EXHIBIT 9(H).

                (j) That Cano shall have received a good standing certificate and certified by-laws of Noxso and Mergerco as of the date of Closing.

                (k) That Cano shall have received such other documents that it reasonably has requested.

                (l) Compliance with the provisions of this SECTION 9 shall be evidenced by the certificate of the President and Secretary of Noxso and the certificate of the President and Secretary of Mergerco to be delivered at Closing.

         10. ABANDONMENT. This Agreement and the Merger may be abandoned (a) by Cano, on the one hand, or Noxso and Mergerco, on the other hand, acting by their respective Boards of Directors, in the event of the failure at the Closing of any condition in favor of such party to which the consummation of the Merger is subject, or (b) by the mutual consent of the parties, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Time. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect and except as set forth in
SECTION 11(B) hereof, there shall be no further liability or obligation hereunder on the part of any of the parties, their respective Boards of Directors or any other party to this Agreement.

         11.    CLOSING OR TERMINATION; EXPENSES.

                (a) In the event the Closing of this Agreement shall not take place by June 3, 2002, then any party shall have the right to terminate this Agreement in which event no party shall have any further right or obligation as against any other, except as set forth in SECTION 11(B).

                (b) In the event the Merger fails to close on or before June 3, 2002 because of (i) the failure of Noxso and/or Mergerco to materially assist Cano in the preparation of the Memorandum and other steps necessary to complete the Private Placement Memorandum; (ii) the failure of any of the conditions set forth in SECTION 9 of this Agreement, other than those conditions set forth in SECTIONS 9(A) AND 9(B), or (iii) any material action taken and/or failed to be taken by Noxso and/or Mergerco to assist Cano in the preparation of the documents related to and the closing of the Merger and other actions as described in this Merger Agreement, then Noxso shall repay the $35,000 Loan and shall be Noxso's sole liability in connection with the termination and/or abandonment of this Agreement. In the event that the Merger fails to close for any other reasons, neither Noxso, Cano nor Mergerco shall have any liability to any other party.

                (c) Each of the parties shall bear its respective expenses in connection with this Agreement, except that Cano agrees to pay the expenses related to the Private Placement, which shall include legal and accounting expenses and filing fees to be paid to comply with applicable state securities laws.

         12. DELIVERY OF CORPORATE PROCEEDINGS OF NOXSO. At the Closing, Noxso shall deliver to Cano's counsel the originals or certified copies of all of the corporate proceedings of Noxso, duly certified by its Secretary, relating to this Agreement.

         13. DELIVERY OF CORPORATE PROCEEDINGS OF MERGERCO. At the Closing, Mergerco shall deliver to Cano's counsel the originals of all of the corporate proceedings of Mergerco, duly certified by its Secretary, relating to this Agreement.

         14. LIMITATION OF LIABILITY. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement, and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever, and only to the extent expressly referred to herein.

         15. FURTHER INSTRUMENTS AND ACTIONS. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the IN PERSONAM jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

         17. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rules of construction providing that ambiguities in an agreement or other documents will be construed against the party drafting such agreement or document.

         18. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this SECTION 18 shall be void.

         19. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class mail, certified or registered mail, return receipt requested, postage prepaid.

         If to Cano:

                  Cano Energy Corporation
                  309 West Seventh Street (Suite 1600)
                  Fort Worth, Texas 76102
                  Attention: Mr. Terry Dorris
                  Telephone: (817) 698-0760
                  Facsimile: (817) 698-1761
                  e-mail: TD@CANOENERGY.COM

         With a copy to:

                  Gusrae, Kaplan & Bruno, PLLC
                  120 Wall Street
                  New York, New York 10005
                  Attention: Lawrence G. Nusbaum, Esq.
                  Telephone: (212) 269-1400
                  Facsimile: (212) 809-5449
                  e-mail: LNUSBAUM@GKBLAW. COM

         If to Noxso and Mergerco:

                  Noxso Corporation
                  19 Maple Lane
                  Rhinebeck, New York 12572
                  Attention: Mr. Robert M. Long, President
                  Telephone: (845) 266-4858
                  Facsimile: (845) 266-5268
                  e-mail: LONGVIEW1@MINDSPRING.COM

         With a copy to:

                  Dill Dill Carr Stonbraker & Hutchings, P.C.
                  455 Sherman Street, Suite 300
                  Denver, Colorado 80203
                  Attention: Fay M. Matsukage, Esq.
                  Telephone: (303) 777-3737
                  Facsimile: (303) 777-3823
                  e-mail: FMM@DILLANDDILL.COM
or to such other person or entity or at such other address as any party shall designate by notice to the other in accordance with this SECTION 19.

         20. NOTICES. Notices provided in accordance with SECTION 19 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9:00 a. m. and 5:00 p. m. , local time of the recipient, on any Business Day, and as of 9:00 a. m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three
(3) Business Days after deposit in the mail. The term "BUSINESS DAY" as used in this SECTION 20 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in New York, New York. Copies of any notices hereunder may be sent by e-mail, but transmission by such means alone shall not constitute delivery of notice under SECTION 19.

         21. BINDING AGREEMENT. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         22. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         23.    SEVERABILITY.   The  provisions  of  this  Agreement  shall   be
severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

         24. NO SHOP. From the date hereof through and including the closing of the Merger, no party to this Agreement (nor their respective agents or any of this respective affiliates) shall directly and/or indirectly (i) enter into any agreement or negotiations (whether oral, in writing or otherwise) with any party (whether an affiliate or otherwise) for the direct and/or indirect purpose of effectuating an acquisition, merger, joint venture, capital raise or similar transaction with any third party, or (ii) take any action to or would have the effect of negatively impacting the parties ability of effectuating the transaction contemplated by this Agreement, except for those contemplated in this Agreement and Cano negotiating such other actions to acquire assets, entities and related items in the oil and gas business.

         25. REGISTRATION STATEMENT FILING. Within ninety (90) days following the closing of the Merger, Noxso shall file a registration statement under the Securities Act, as amended, to register all Noxso Merger Common Stock, the equity securities sold in the Private Placement and the 1,135,000 shares of Noxso's Common Stock outstanding immediately prior to the Merger. Noxso will use its reasonable best efforts to cause such registration statement (the "REGISTRATION STATEMENT") to become effective within ninety (90) days of its filing with the SEC. Robert Long, Robert Platek, Robert Salluzzo, Spencer Levy and certain other persons owning in the aggregate

760,000 shares of Noxso Common Stock (assuming the purchase by Noxso of 275,000 shares of Noxso Common Stock pursuant to the Purchase Notes), shall agree with Noxso in writing for a period commencing on the date of this Agreement and terminating one (1) year from the date of Closing not to sell any of their Noxso Common Stock except that such persons may sell immediately after the effective date of the Registration Statement (i) twenty (20%) percent of their respective Noxso Common Stock and (ii) such number of additional shares of their Noxso Common Stock as shall equal not more than (a) ten (10%) percent of the weekly trading volume of the Noxso Common Stock for the week prior to the week of any proposed sale (the "PRIOR WEEKLY VOLUME"), if in such prior week 25,000 or less shares of Noxso Common Stock are traded, (b) fifteen (15%) percent of the Prior Weekly Volume if in such prior week 50,000 or less shares of Noxso Common Stock are traded, and (c) twenty (20%) percent of the Prior Weekly Volume if in such prior week 100,000 or less and/or more shares are traded.

         26. COMMISSION REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Noxso Common Stock to the public without registration, from and after the Closing, the new management of Noxso will use its reasonable best efforts:

                (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                (b) File with the Commission in a timely manner all reports and other documents required of Noxso under the Securities Exchange Act of 1934; and (c) Continue a listing with a recognized securities manual for a period of at least three (3) years after the Closing.

         27. NO PUBLIC DISCLOSURE. No party to this Agreement shall, without each of the other parties' express written consent, make any announcement or otherwise disclose any information regarding the Merger other than (i) a Current Report on Form 8-K to be filed in connection with the execution of this Agreement, or (ii) as otherwise required or deemed advisable in counsel's opinion to ensure compliance with Noxso's public disclosure requirements under the Federal Securities laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                 CANO ENERGY CORPORATION


                                 By:  /s/ Terry Davis
                                    --------------------------------------------
                                        Name:  Terry Davis
                                        Title: Executive Vice President

                                 NOXSO CORPORATION


                                 By: /s/ Robert M. Long
                                    -------------------------------------------
                                        Name:   Robert M. Long
                                        Title:  President


                                 NOXSO ACQUISITION CORP.


                                 By: /s/ Robert M. Long
                                    ------------------------------------------
                                        Name:   Robert M. Long
                                        Title:  President

F:\WP\cano\TD3568.DOC

                                    SCHEDULES



1.       SCHEDULE 2(A)       Name / Amount of Persons Owning Cano Common Stock

2.       SCHEDULE 4(A)       Name / Amount of Persons Owning Noxso Common Stock

3.       SCHEDULE 4(H)       List of Noxso Liabilities

                                  SCHEDULE 2(A)




      NAME OF CANO SHAREHOLDERS                       AMOUNT OF SHARES OWNED

                                  SCHEDULE 4(H)



      NAME OF NOXSO SHAREHOLDERS                      AMOUNT OF SHARES OWNED

                          SCHEDULE OF NOXSO LIABILITIES




NAME OF CREDITOR/
SERVICE PROVIDER, ETC.        DOLLAR AMOUNT OWED          NATURE OF OBLIGATION
---------------------         ------------------          --------------------

                                  EXHIBIT 9(H)

                         OPINION OF NOXSO LEGAL COUNSEL

                     AMENDMENT NO. 1 TO MERGER AGREEMENT AND
                             PLAN OF REORGANIZATION


         AMENDMENT NO. 1 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of the 2nd day of May, 2002, by and among Cano Energy Corporation, a Texas corporation ("CANO"), Noxso Corporation, a Virginia corporation ("Noxso"), and Noxso Acquisition Corp., a Delaware corporation ("MERGERCO").

         WHEREAS, Cano, Noxso, and Mergerco entered into a Merger Agreement and Plan of Reorganization dated as of April 24, 2002 (the "MERGER AGREEMENT"); and

         WHEREAS, the parties wish to amend certain provisions of the Merger Agreement;

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

         1. CLOSING OR TERMINATION. The June 3, 2002 date contained in SECTIONS 11(A) AND 11(B) of the Merger Agreement is hereby changed to July 3, 2002.

         2. EXPENSES. SECTION 11(C) of the Merger Agreement is hereby amended to state as follows:

                     (c) Each of the parties shall bear its respective expenses in connection with this Agreement, except that Cano agrees to pay the expenses related to (i) the Private Placement, which shall include legal and accounting expenses and filing fees to be paid to comply with applicable state securities laws, and
         (ii) the preparation and filing of Noxso's annual report on Form 10-KSB for the fiscal year ended March 31, 2002, which shall include legal and accounting expenses. Noxso shall permit Cano's counsel, to the greatest extent possible, to, on behalf of Cano, prepare and file the document.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Amendment as of the day and year first above written.

CANO ENERGY CORPORATION                      NOXSO CORPORATION


By:  /s/  Terry Davis                        By: /s/ Robert M. Long
   ----------------------------------           --------------------------------
     Name:   Terry Davis                          Robert M. Long, President
     Title:  Executive Vice President

NOXSO ACQUISITION CORP.

By:  /s/ Robert M. Long
   --------------------------------------------------
     Robert M. Long, President



F:\WP\cano\TD3595.DOC

                     AMENDMENT NO. 2 TO MERGER AGREEMENT AND
                             PLAN OF REORGANIZATION


         AMENDMENT NO. 2 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of the 30th day of June, 2002, by and among Cano Energy Corporation, a Texas corporation ("CANO"), Noxso Corporation, a Virginia corporation ("NOXSO"), and Noxso Acquisition Corp., a Delaware corporation ("MERGERCO").

         WHEREAS, Cano, Noxso, and Mergerco entered into a Merger Agreement and Plan of Reorganization dated as of April 24, 2002 as amended by Amendment No. 1 to the Merger Agreement dated as of May 2, 2002 (collectively the "MERGER AGREEMENT"); and

         WHEREAS, the Merger Agreement provides that the closing of the transactions contemplated therein must occur by July 3, 2002 or the parties may terminate the Merger Agreement; and

         WHEREAS, the parties have agreed that in consideration for Cano paying $6,000 to Noxso (the "LEGAL EXPENSES PAYMENT") representing certain legal fees incurred by Noxso in connection with the transactions contemplated by the Merger Agreement and related matters, the Merger Agreement shall be extended for an additional thirty-one (31) days to August 3, 2002; and

          NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

         1. CLOSING OR TERMINATION. In consideration of the payment by Cano to Noxso of the Legal Expenses Payment, the July 3, 2002 Termination Date set forth in SECTIONS 11(A) AND 11(B) of the Merger Agreement, is hereby changed to August 3, 2002.

         2. MERGER AGREEMENT REMAINS IN EFFECT. Except as amended by this Amendment No. 2, the Merger Agreement remains in full force and effect without any other amendments and/or changes.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Amendment as of the day and year first above written.

CANO ENERGY CORPORATION                   NOXSO CORPORATION

By:                                       By:  /S/ ROBERT M. LONG
   ------------------------------            -----------------------------------
     Name:                                     Robert M. Long, President
     Title:

NOXSO ACQUISITION CORP.

By: /S/ ROBERT M. LONG
   ------------------------------
     Robert M. Long, President


F:\WP\cano\TF3234.DOC